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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                    Under the Securities Exchange Act of 1934
                               (Amendment No. 2)*

                              CAMPBELL SOUP COMPANY
                                (Name of Issuer)

                    CAPITAL STOCK, PAR VALUE $.15 PER SHARE
                         (Title of Class of Securities)

                                   134429-10-9
                                 (CUSIP Number)

                              E.A. Dominianni, Esq.
                              c/o Coudert Brothers
                       200 Park Avenue, New York, NY 10166
                                 (212) 880-4430
           (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                January 23, 1990
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               Page 1 of 4 Pages

                                  SCHEDULE 13D


CUSIP No. 134429-10-9                                       Page 2 of 4 Pages

1.   NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

     John T. Dorrance III (S.S. No.: ###-##-####)

2.   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                                       (a) [ ]
                                                                       (b) [X]

3.   SEC USE ONLY


4.   SOURCE OF FUNDS*

       00

5.   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
     REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E)                               [   ]


6.   CITIZENSHIP OR PLACE OF ORGANIZATION

     USA

     Number of Shares                      7.     SOLE VOTING POWER
     Beneficially Owned By                          13,240,368
     Each Reporting Person                 8.     SHARED VOTING POWER
     With                                              372,330
                                           9.     SOLE DISPOSITIVE POWER
                                                    13,240,368
                                           10.    SHARED DISPOSITIVE POWER
                                                       372,330


11.  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

       13,612,698

12.  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
     CERTAIN SHARES*                                                         [ ]

13.  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       10.5%

14.  TYPE OF REPORTING PERSON*

       IN

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

     This statement, constituting Amendment No. 2 to the Statement on Schedule 13D filed by John T. Dorrance III with the Securities and Exchange Commission and relating to the Capital Stock, par value $.15 per share (the "Shares"), of Campbell Soup Company (the "Company"), amends Amendment No. 1 to the Schedule 13D filed by John T. Dorrance III on December 21, 1989 as follows.

     Unless otherwise noted, all defined terms herein are as defined in Amendment No. 1 to the Schedule 13D.

Item 5.  Interest in Securities of the Issuer.

     On January 23, 1990, a final distribution of 16,674,090 Shares was made from the assets of a Trust under the will of John T. Dorrance, Sr. (the "Dorrance Trust"), which assets became distributable, in part, to John T. Dorrance III, who is a Trustee of the Dorrance Trust. John T. Dorrance III received 5,283,118 Shares from the Dorrance Trust by way of this distribution. Bennett Dorrance and Mary Alice Dorrance Malone, the brother and sister of John
T. Dorrance III, also serve as Trustees of the Dorrance Trust and received 5,283,118 Shares and 5,509,389 Shares, respectively, by way of this final distribution of Shares from the Dorrance Trust.

     As of the date hereof, John T. Dorrance III may be deemed to beneficially own 13,612,698 Shares, or approximately 10.5% of the outstanding Shares, in respect of which he has dispositive power and voting power as follows:

          (i) 13,240,368 Shares -- sole dispositive power and sole voting power (including the 5,283,118 Shares received on January 23, 1990 as a distribution from the Dorrance Trust).

          (ii) 295,594 Shares -- sole dispositive power and sole voting power. John T. Dorrance III holds these Shares as guardian for the special guardianship accounts for the benefit of his minor children. These Shares were distributed from the Dorrance Trust and John T. Dorrance III disclaims beneficial ownership of such 295,594 Shares.

          (iii) 76,736 Shares -- shared dispositive power and shared voting power. John T. Dorrance III holds these Shares as one of the Executors under the Will of John T. Dorrance, Jr. John T. Dorrance III disclaims beneficial ownership of such 76,736 Shares.

Item 7.   Material to be Filed as Exhibits.

          (a) Power of Attorney granted by John T. Dorrance III in favor of Bennett Dorrance, Mary Alice Dorrance Malone and E. A. Dominianni, as filed with Amendment No. 1 to this Schedule 13D on December 21, 1989 is incorporated by reference.

                               Page 3 or 4 Pages

Signature

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.



Dated: January 26, 1990
                                                   /s/ John T. Dorrance III
                                                   by: /s/ E.A. Dominianni
                                                       John T. Dorrance III
                                                       By: E.A. Dominianni
                                                           Attorney-in-Fact





                                Page 4 of 4 pages